UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2014

Starwood Hotels & Resorts Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One StarPoint, Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 964-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 8, 2014, Starwood Hotels & Resorts Worldwide, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, on behalf of themselves and as representatives of the several underwriters named therein (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to issue and sell to the Underwriters, and the Underwriters agreed to purchase for resale to the public, $350,000,000 in aggregate principal amount of the Company’s 3.750% Senior Notes due 2025 (the “2025 Notes”) and $300,000,000 in aggregate principal amount of the Company’s 4.500% Senior Notes due 2034 (the “2034 Notes” and, together with the 2025 Notes, the “Notes”). The Underwriting Agreement includes the terms and conditions of the offer and sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The offering of the Notes is expected to be completed on September 15, 2014.

The Notes will be issued pursuant to an indenture, dated as of December 10, 2012, as supplemented by Supplemental Indenture No. 2, to be dated as of September 15, 2014, each between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

The Notes will be direct, unsecured obligations of the Company and will rank equally with all of the Company’s existing and future unsecured and unsubordinated obligations. Interest on the 2025 Notes will be payable on March 15 and September 15 each year until maturity, beginning on March 15, 2015. Interest on the 2034 Notes will be payable on April 1 and October 1 each year until maturity, beginning on April 1, 2015.

The Company expects to receive net proceeds of approximately $631.6 million from the offering, which the Company intends to use for general corporate purposes, which may include the repayment of commercial paper, repurchases of the Company’s common stock or the payment of previously announced special dividends to the Company’s stockholders.

The Notes are being offered and sold by the Company pursuant to a registration statement on Form S-3 (File No. 333-185268).

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein.

Cautionary Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Important factors that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements are disclosed in the “Risk Factors” contained in the Company’s 2013 Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

Number	Exhibit

1.1	Underwriting Agreement, dated September 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

By:	/s/ Jason F. Cohen
Name:	Jason F. Cohen
Title:	Senior Vice President - Legal

Date: September 12, 2014

INDEX TO EXHIBITS

Number	Exhibit

1.1	Underwriting Agreement, dated September 8, 2014.